UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2017

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders of Ducommun Incorporated (the “Company”) was held on May 3, 2017. At the meeting, the shareholders approved (1) the election of Richard A. Baldridge, Stephen G. Oswald and Robert D. Paulson as directors to serve for three-year terms ending in 2020, (2) an advisory resolution on named executive compensation, (3) one year frequency for future advisory votes on named executive officer compensation and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The shareholder vote on these matters was as follows:

	For	Withheld	Broker Non-Votes
Election of Richard A. Baldridge for a three-year term expiring in 2020	5,600,773	3,192,802	1,528,215

Election of Stephen G. Oswald for a three-year term expiring in 2020	8,395,212	398,363	1,528,215

Election of Robert D. Paulson for a three-year term expiring in 2020	8,066,488	727,087	1,528,215

	For	Against	Abstain	Broker Non-Votes
Advisory resolution on named executive compensation	8,573,163	181,485	38,927	1,528,215

	1 yr	2yr	3 yr	Abstain	Broker Non-Votes

Advisory vote on the frequency of future advisory votes on named executive officer compensation	6,407,677	26,929	1,831,743	526,860	1,528,215

	For	Against	Abstain	Broker Non-Votes

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	10,257,582	58,544	5,664	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 5, 2017	By:	/s/ Amy M. Paul
Amy M. Paul
Vice President, General Counsel